Item 27 Exhibit (h) i d 1d.

FOURTH AMENDMENT TO PARTICIPATION AGREEMENT

Among

MML SERIES INVESTMENT FUND II

And

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

And

MML BAY STATE LIFE INSURANCE COMPANY

And

C.M. LIFE INSURANCE COMPANY

This Amendment dated and effective this 23rd day of July, 2010, amends the Participation Agreement among MML Series Investment Fund II (“Trust”) and Massachusetts Mutual Life Insurance Company, MML Bay State Life Insurance Company and C.M. Life Insurance Company (collectively referred to as “Companies”) dated November 17, 2005, as amended,(“Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the parties hereby agree to the following amendments to the Agreement:

The following Recitals are hereby added to the Agreement:

WHEREAS, the Securities and Exchange Commission has adopted Rule 498 of the Securities Act of 1933, as amended (“Rule 498” or the “Rule”), and the Rule has become effective; and

WHEREAS, the parties wish to define their respective roles and responsibilities for complying with Rule 498;

Article IV-A. Rule 498 Compliance is added to the Agreement:

ARTICLE IV-A. Rule 498 Compliance

1.	For purposes of this Amendment, the terms “Summary Prospectus” and “Statutory Prospectus” shall have the same meaning as set forth in Rule 498.

2.

Except as otherwise provided herein, if and to the extent that the Trust issues a Summary Prospectus for use by the Companies in connection with the sale of shares of the Trust, the Trust shall be responsible for ensuring that any Summary Prospectus complies with the requirements of Rule 498 (b), (e) (for clarity, it is intended that the Trust will be entitled to the benefit of paragraph (e)(4) of the Rule), and (f)(3) and (4).

3.	The Trust will promptly notify the Companies in the event that any of the requirements of paragraph (e) of the Rule are not met for any reason, including due to any non-routine or extended interruption in the availability of the Web Site on which any documents of a nature referred to in paragraph (e) are posted by the Trust (“Fund Documents Web Site”).

4.	The Trust will be responsible for compliance with the requirements of Rule 498(f)(1) to the extent of responding to contract owner requests for additional fund documents made directly to the Trust in accordance with the provisions of the Summary Prospectus in question, notwithstanding that the Companies may, in their discretion, post a copy of the Trust’s Statutory Prospectuses and/or Summary Prospectuses, Statements of Additional Information, Supplements, Annual Reports, and Semi-Annual Reports on the Companies’ Web site.

5.	The Companies will be responsible for compliance with the provisions of Rule 498(f)(1) to the extent of responding to contract owner requests for additional fund documents made directly to the Companies. The Companies will be responsible for compliance with Rule 498(f)(2).

6.	The Companies will be responsible for ensuring compliance with the conditions set out in Rule 498(c) and (d) (other than conditions (3) and (4) of either such paragraph).

7.	Any reference in the Agreement to a “prospectus” of the Trust shall be deemed to include reference to a Summary Prospectus, except where the context otherwise requires. The requirement of Section 3.3 shall apply in respect of any Summary Prospectus only if and to the extent permitted by applicable law.

8.	The parties agree that all other provisions of the Agreement, including the Indemnification provisions, will apply to the terms of this Amendment, as applicable.

9.	The Trust or the Companies may, in their discretion, determine not to make use of any one or more Summary Prospectuses. Until the Trust or the Companies notify the other to the contrary, each of the parties shall be entitled to assume that the other will make use of a Summary Prospectus in respect of each Fund. The Trust and the Companies each agree that it will give the other party sufficient (and in any case at least 60 days) notice of its intention to cease use of any Summary Prospectus. The Companies shall not change or alter in any way the content or appearance of any Summary Prospectus, except as may be necessary to comply with Rule 498(c)(2).

10.	After the termination of any notice period provided to the Companies, the Trust shall continue to maintain the Fund Documents Web Site in compliance with the requirements of this Amendment and Rule 498 for a minimum of 90 days, in order to comply with Rule 498(e)(1).

Schedule A of the Agreement is deleted in its entirety and replaced with Schedule A attached hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized officer.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY:		MML SERIES INVESTMENT FUND II

By its authorized officer		By its authorized officer

By:	/s/ Richard J. Byrne	By:	/s/ Richard J. Byrne
Print Name:	Richard J. Byrne	Print Name:	Richard J. Byrne
Title:	Vice President	Title:	President

MML BAY STATE LIFE INSURANCE COMPANY:		C.M. LIFE INSURANCE COMPANY

By its authorized officer		By its authorized officer

By:	/s/ Richard J. Byrne	By:	/s/ Richard J. Byrne
Print Name:	Richard J. Byrne	Print Name:	Richard J. Byrne
Title:	Vice President	Title:	Vice President

Schedule A

MML Series Investment Fund II

Separate Account	Date Established	LOB Separate Accounts
Massachusetts Mutual Variable Annuity Separate Account 4	July 9, 1997	VA

•    MML Blend Fund

•    MML China Fund

•    MML Enhanced Index Core Equity Fund

•    MML Equity Fund

•    MML High Yield Fund

•    MML Inflation-Protected and Income Fund

•    MML Managed Bond Fund

•    MML Money Market Fund

•    MML Short-Duration Bond Fund

•    MML Small Cap Equity Fund

•    MML Strategic Emerging Markets Fund

C.M. Multi-Account A	August 3, 1994	VA

•    MML Blend Fund

•    MML China Fund

•    MML Enhanced Index Core Equity Fund

•    MML Equity Fund

•    MML High Yield Fund

•    MML Inflation-Protected and Income Fund

•    MML Managed Bond Fund

•    MML Money Market Fund

•    MML Short-Duration Bond Fund

•    MML Small Cap Equity Fund

•    MML Strategic Emerging Markets Fund

Panorama Separate Account	June 23, 1981	VA
• MML High Yield Fund • MML Managed Bond Fund • MML Short-Duration Bond Fund • MML Small Cap Equity

Schedule A (continued)

MML Series Investment Fund II

Separate Account	Date Established	LOB Separate Accounts
Panorama Plus Separate Account	Sept. 25, 1991	VA
• MML High Yield Fund • MML Managed Bond Fund • MML Short Duration Bond Fund
Massachusetts Mutual Variable Annuity Separate Account 1	April 3, 1981	VA
• MML Blend Fund • MML Equity Fund • MML Managed Bond Fund • MML Money Market Fund
Massachusetts Mutual Variable Annuity Separate Account 2	Oct. 14, 1981	VA
• MML Blend Fund • MML Equity Fund • MML Managed Bond Fund • MML Money Market Fund
Massachusetts Mutual Variable Annuity Separate Account 3	Jan. 14, 1994	VA
• MML Blend Fund • MML Equity Fund • MML Managed Bond Fund • MML Money Market Fund
MML Bay State Variable Annuity Separate Account 1	Jan 14, 1994	VA
• MML Blend Fund • MML Equity Fund • MML Managed Bond Fund • MML Money Market Fund
Massachusetts Mutual Variable Annuity Fund 1	April 24, 1968	VA
• MML Equity Fund
Massachusetts Mutual Variable Annuity Fund 2	May 12, 1971	VA
• MML Equity Fund
Massachusetts Mutual Variable Annuity Separate Account V	July 26, 2004	VA
• MML High Yield Fund

Schedule A (continued)

MML Series Investment Fund II

Separate Account	Date Established	LOB Separate Accounts
Massachusetts Mutual Variable Life Separate Account I	July 13, 1998	VL
• MML Blend Fund • MML Enhanced Index Core Equity Fund • MML Equity Fund • MML Inflation-Protected and Income Fund • MML Managed Bond Fund • MML Money Market Fund • MML Small Cap Equity Fund
Massachusetts Mutual Variable Life Separate Account II*	May 16, 1984	VL
• MML Blend Fund • MML Equity Fund • MML Managed Bond Fund • MML Money Market Fund
Massachusetts Mutual Variable Life Separate Account III	Feb. 12, 2000	VL
• MML Managed Bond Fund • MML Money Market Fund
C.M. Life Variable Life Separate Account I	Feb. 2, 1995	VL
• MML Blend Fund • MML Enhanced Index Core Equity Fund • MML Equity Fund • MML Inflation-Protected and Income Fund • MML Managed Bond Fund • MML Money Market Fund • MML Small Cap Equity Fund
MML Bay State Variable Life Separate Account I	June 9, 1982	VL
• MML Blend Fund • MML Equity Fund • MML Managed Bond Fund • MML Money Market Fund • MML Small Cap Equity Fund
MML Bay State Variable Life Separate Account II	Nov. 22, 1988	VL
• MML Money Market Fund

*	originally established under the name Mass Variable Life Separate Account I

Schedule A (continued)

MML Series Investment Fund II

Separate Account	Date Established	LOB Separate Accounts
Massachusetts Mutual Separate Account C	October 27, 1971	VA
• MML Equity Fund • MML Managed Bond Fund • MML Money Market Fund
Variable Account 3	Sept 1, 1990	VA
• MML Equity Fund